                        PHILIPP BROTHERS CHEMICALS, INC.
                           OFFER FOR ALL OUTSTANDING
                   9 7/8% SENIOR SUBORDINATED NOTES DUE 2008
                                IN EXCHANGE FOR
                   9 7/8% SENIOR SUBORDINATED NOTES DUE 2008,
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                            ------------------------

To Our Clients:


     Enclosed for your consideration is a Prospectus, dated December 17, 1998 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Philipp Brothers Chemicals, Inc. (the "Company") to exchange its 9 7/8% Senior Subordinated Notes due 2008, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for its outstanding 9 7/8% Senior Subordinated Notes due 2008 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated June 11, 1996, by and among the Company and the Initial Purchaser referred to therein.


     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.


     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on January 15, 1999, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.


     Your attention is directed to the following:

     1. The Exchange Offer is for any and all Old Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.


     4. The Exchange Offer expires at 5:00 p.m., New York City time, on January 15, 1999, unless extended by the Company.


     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Philipp Brothers Chemicals, Inc. with respect to its Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:

     Aggregate Principal Amount of Old Notes to be exchanged

     $                                 *

* I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes held by you for my (our) account will be exchanged.

Dated:               , 199
       -------------                  -----------------------------------------

                                      -----------------------------------------
                                                     Signature(s)

                                      -----------------------------------------

                                      -----------------------------------------

                                      -----------------------------------------
                                              Please print name(s) here

                                      -----------------------------------------

                                      -----------------------------------------
                                                      Address(es)

                                      -----------------------------------------
                                            Area Code and Telephone Number

                                      -----------------------------------------
                                   Tax Identification or Social Security No(s).